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Exhibit 23.1

Consent of Ernst & Young LLP

        We consent to the incorporation by reference of our reports dated February 27, 2004 (except Note 10, as to which the date is March 18, 2004) with respect to the consolidated financial statements and schedule included in the Registration Statement (Form S-1 No. 333-112494) and related Prospectus of Gander Mountain Company filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Minneapolis, Minnesota

April 19, 2004

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Consent of Ernst & Young LLP